Exhibit 10.22
Amendment to the Executive Retirement Plan, dated April 5, 2006
1. Effective as of April 5, 2006, the definition of “Executive” shall be changed as follows:
“Section 1.12, “Executive” means an officer of the Company whom the Board has explicitly authorized by Resolution to participate in the Plan.”